UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 22, 2005

B of I HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51201	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12777 High Bluff Drive, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 350-6200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o                                    Written communications pursuant to Rule 425 under the Securities Act

o                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

o                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

o                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

TABLE OF CONTENTS

Item 1.01: Entry into a Material Definitive Agreement

SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement

On August 22, 2005, the Board of Directors of B of I Holding, Inc. (“BOFI”) approved three recommendations of the Compensation Committee with regard to director compensation. First, the monthly director compensation for the Chairman, Jerry F. Englert was increased from $2,000 per month to $2,500 per month effective on July 1. This is in consideration of additional time and effort as Chairman. Second, director and Vice Chairman, Theodore C. Allrich was granted non-qualified BOFI stock options to purchase 7,500 shares at an exercise price of $9.20 per share. This is for the additional time and effort in serving as Vice Chairman. The options have a term of 10 years from the grant date; vest over three years and the vested portions are exercisable after one year. Third, director and Chairman of the Audit Committee, Paul Grinberg, will receive a new quarterly retainer of  $5,000 effective on July 1.  This is in addition to his monthly board retainer of $2,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B of I HOLDING, INC.

Date: August 25, 2005	By:	/s/ Gary Lewis Evans
Gary Lewis Evans
President and Chief Executive Officer